Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Altamira Therapeutics Ltd.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)		Fee Rate	Amount of Registration Fee(3)
Fees to Be Paid	Equity	Common shares, par value CHF 0.20 per share(5)	Other			$9,200,000		0.0001102	$1,013.84
	Equity	Pre-Funded Warrants(5)	457(g)							(4)
	Equity	Common Shares underlying Pre-Funded Warrants(5)	457(o)				(5)	0.0001102		(5)
	Equity	Common Warrants	457(g)							(4)
	Equity	Common Shares underlying Common Warrants	457(o)			$11,040,000		0.0001102	$1,216.61
	Total Offering Amounts					$20,240,000			$2,230.45
	Total Fees Previously Paid								$1,267.30
	Total Fee Offsets								$1,267.30
	Net Fee Due								$963.15

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes common shares, if any, which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Calculated pursuant to Rule 457(o) under the Securities, based on an estimate of the proposed maximum aggregate offering price.

(4)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(5)	The proposed maximum aggregate offering price of the common shares will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common shares issued in the offering. Accordingly, the proposed maximum aggregate offering price of the common shares, Pre-Funded Warrants, if any, and accompanying Common Warrants (including the common shares issuable upon exercise of the Pre-Funded Warrants) is $9,200,000 (including the underwriters’ option to purchase additional common shares and/or Pre-Funded Warrants).